Exhibit 10.4

The Bank of Tokyo-Mitsubishi UFJ, Ltd.* New York Branch
1251 Avenue of the Americas
New York, NY 10020-1104

PS Confirmation

Date Of Message:	Message No:
05/26/2017	412362

To:	BOOZ ALLEN HAMILTON INC.
Attn:	Ryan Ross

Phone #:

Fax #:

Email:	alimusa_royd@bah.com,Ross_Ryan@bah.com

From:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York

Attn:	Treasury & Derivative Operations Department

Please return Executed (signed) Confirmations only to Irisconfirms@us.mufg.jp

Any requests or other inquiries, please send to moddocmailbox@us.mufg.jp

Re: Confirmation	Our Reference No. NY11100783891

This message is intended only for the use of the individual or entity named above and may contain information that is confidential, nonpublic or legally privileged. Any dissemination or distribution of this message other than to its intended recipient is prohibited. If you have received this message in error, please notify the sender promptly.

*A member of MUFG, a global financial group

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The Bank of Tokyo-Mitsubishi UFJ, Ltd.* New York Branch
1251 Avenue of the Americas
New York, NY 10020-1104

AMENDMENT

This Confirmation supersedes and amends all or any previous Confirmation relating to this Transaction

(BTMU Ref: NY1110-0783891) USI: 1030453794 PYRAMID000000000000NY11100783891

26 May, 2017

BOOZ ALLEN HAMILTON INC.

The purpose of this document is to set forth the terms and conditions of the Swap Transaction entered into between BOOZ ALLEN HAMILTON INC. (the “Counterparty”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”) on the Trade Date specified below (the “Swap Transaction”).

This document constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of 13 January, 2015, as amended and supplemented from time to time (the “Agreement”) between BOOZ ALLEN HAMILTON INC. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Trade Date:	24 May, 2017

Effective Date:	30 April, 2018

Termination Date:	30 June, 2022, subject to adjustment in accordance with the Modified Following Business Day Convention.

Notional Amount:	USD 50,000,000.00

Fixed Amounts:

Fixed Rate Payer:	The Counterparty

Fixed Rate Payer Payment Dates:	The last calendar day of each month in each year from and including 31 May, 2018 up to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate and Fixed Rate Day Count Fraction	1.963000% per annum on Actual/360

Business Day for Fixed Amount Payments:	A day, other than Saturday or Sunday, on which banks and foreign exchange markets are open for business in NEW YORK and LONDON.

Rounding Convention:	All payments to be rounded to the nearest Cent (with one half of a Cent being rounded up)

Floating Amounts:

Floating Rate Payer:	BTMU

*A member of MUFG, a global financial group

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Floating Rate Payer Payment Dates:	The last calendar day of each month in each year from and including 31 May, 2018 up to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate:	The greater of (i) 0.00% or (ii) the Floating Rate Option

Floating Rate Option:	USD-LIBOR-BBA, provided however, the following change is made to the definitions of USD-LIBOR-BBA and USD-LIBOR-Reference Banks as it appears in the 2006 ISDA Definitions: the term “two London Banking Days preceding that Reset Date” shall be replaced with “two New York and London Banking Days preceding that Reset Date”.

Designated Maturity:	1 Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	First day of each Calculation Period

Compounding:	Not applicable

Business Day for Floating Amount Payments:	A day, other than Saturday or Sunday, on which banks and foreign exchange markets are open for business in NEW YORK and LONDON.

Rounding Convention:	All payments to be rounded to the nearest Cent (with one half of a Cent being rounded up)

Calculation Agent:	As per the Agreement

3. Account Details:

Payments to the Counterparty:

For payments in USD:	Account of BOOZ ALLEN HAMILTON INC.
PLEASE ADVISE SSI

Payments to BTMU:

For payments in USD:	Account of The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
FEDWIRE, ABA 026009632, A/C 97770426

4. Offices:

The Office of the Counterparty for the Swap Transaction is Wilmington.

The Office of BTMU for the Swap Transaction is New York Branch.

Address:	Harborside 3
210 Hudson Street, Suite 500
Jersey City, NJ 07311

Attention:	Treasury & Derivative Operations Department

SWIFT:	BOTKUS33

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5. Non-Reliance:

Each party represents and warrants to the other party that, in connection with this Transaction, (i) it has and will continue to consult with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it deems necessary, and it has and will continue to make its own investment, hedging and trading decisions (including, without limitation, decisions regarding the appropriateness and/or suitability of this Transaction) based upon its own independent judgment and upon any advice or recommendation from such advisors as it deems necessary, and not in reliance upon the other party hereto or any of its Affiliates or any of their respective officers, directors or employees, or any view expressed by any of them, (ii) it has evaluated and it fully understands all the terms, conditions and risks of this Transaction, and it is willing to assume (financially and otherwise) all such risks, (iii) it has and will continue to act as principal and not agent of any person, and the other party hereto and its Affiliates have not and will not be acting as a fiduciary or financial investment, commodity trading or other advisor to it, (iv) it is entering into this Transaction in connection with its line of business, and (v) Eligible Contract Participant. It is an eligible contract participant within the meaning of the U.S. Commodity Exchange Act, as amended.

6. Other Provisions:

You are kindly requested to check the details with your records for correctness and return a copy email with reply “Agreed and Accepted” to IRISCONFIRMS@US.MUFG.JP with your electronic signature authenticating such email. Or you may send a signed copy via email to Documentation Section at IRISCONFIRMS@US.MUFG.JP . If you are not a “swap dealer”, “major swap participant” or “financial entity”, each as defined in the Commodity Exchange Act, as amended, and we do not receive the signed copy within two business days of this date, then it shall be deemed that you have accepted the details given herein. If you are a “swap dealer”, “major swap participant” or “financial entity” and we do not receive the signed copy within one business day of this date, then it shall be deemed that you have accepted the details given herein.

This Confirmation may be executed in one or more counterparts, either in original, telecopy or other electronic form, all of which together shall constitute one and the same agreement. This Confirmation shall be governed by the laws of the State of New York without regard to conflicts of law principles.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy this Confirmation enclosed for that purpose and returning it to us.

This transmission is the only written documentation in respect of this Swap Transaction and accordingly no hard copy Confirmation will be followed.

Very truly yours,

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By	/s/ Gary Mirabito

Name:	Gary Mirabito
Title:

Accepted and confirmed as of the date first written:

BOOZ ALLEN HAMILTON INC.

By	/s/ Brian Hockenberry

Name:	Brian Hockenberry
Title:	Assistant Treasurer

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